UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    Form 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


          Date of Report (Date of Earliest Event Reported) May 26, 2004


                        Commission File Number 000-28638


                                EMPS CORPORATION
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)


                  NEVADA                                   87-0617371
     --------------------------------           -------------------------------
     (State or other jurisdiction of            (I.R.S. Employer Identification
      incorporation or organization)                        Number)



               2319 Foothill Blvd. Suite 250, Salt Lake City, Utah
              ----------------------------------------------------
                    (Address of principal executive offices)

                                      84109
                                   ----------
                                   (Zip Code)

                                 (801) 746-3700
               --------------------------------------------------
                (Registrant's Executive Office Telephone Number)

ITEM 2.  ACQUISTION OR DISPOSITION OF ASSETS

         On May 26, 2004, EMPS Corporation, (the "Company") consummated an Agreement and Plan of Reorganization to acquire a 100% interest in TatArka LLP, a Kazakstan limited liability partnership ("TatArka"). As a result of the acquisition, TatArka became a wholly owned subsidiary of the Company. TatArka provides on-land seismic data acquisition services to oil and gas exploration companies operating in the Republic of Kazakhstan.

         Also on May 26, 2004, the Company consummated a Stock Purchase Agreement to acquire 500 of the 1,000 outstanding common shares of Kazmorgeophysica CJSC, a Kazakhstan closed joint stock company ("Kazmor"). The Company will assume the control of Kazmor. Kazmor provides transition zone and marine data acquisition and processing services to oil and gas exploration companies operating in the Caspian Sea.

         The Company has acquired TatArka and Kazmor with the intent to offer geophysical research services to its current clients and to diversify the products and services it can provide to other oil and gas exploration and development companies in Kazakhstan and the north Caspian Sea.

         The Company acquired the TatArka interests through Techgrand Company Limited ("Techgrand"), who was acting on behalf of the prior partnership interests holders, Rinat Kharisov and Yazkar Nuretdinov, individuals who are unrelated to the Company, and Arkashelf LLP, a Kazakhstan limited liability partnership related to the Company through a common director, Mirgali Kunayev. Techgrand is a Hong Kong limited company and a shareholder of the Company.

         The Company agreed to issue 200,000 shares of its restricted common stock to the prior partnership interest holders of TatArka in satisfaction of an obligation incurred by Techgrand in the acquisition of the partnership interests from Kharisov, Nuretdinov and Arkashelf. The completion of the acquisition is subject to filing appropriate amendments to the TatArka charter and foundational documents with the government of Kazakhstan. The parties have agreed to complete the re-registration of TatArka on or before June 30, 2004.

         The number of shares to be issued by the Company was determined through negotiation. While the negotiations may not be deemed to have been at "arms length" or at fair value because of the relationship of certain parties, the Company believes the acquisition was completed on terms at least as favorable to the Company as it could have negotiated with an unrelated third party.

         The Kazmor common shares were acquired from Transglobal Capital Holdings Ltd., a British Virgin Islands corporation ("Transglobal"). In exchange for the Kazmor shares, the Company has agreed to issue 1,000,000 shares of its restricted common stock to Transglobal.

         Transglobal and the Company arrived at the number of Company shares to be issued for the Kazmor shares through arms length negotiations. There is no material relationship between Transglobal and the Company or any of its affiliates, any director or officer of the Company, or any associate of any such director or officer.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

         (a) - (b) Financial Statements and Pro Forma Financial Information. The requisite financial information will be filed under cover of Form 8-K/A as soon as practicable, and in any event not later than 60 days from the date of this filing.

        (c) Exhibits. The following exhibits are included as part of this report:

                Exhibit 2.1 Agreement and Plan of Reorganization by and between EMPS Corporation, TatArka, LLP and Techgrand Company Limited dated May 26, 2004.

                Exhibit 2.2 Stock Purchase Agreement by and between EMPS Corporation, Kazmorgeophysica CJSC and Transglobal Capital Holdings Ltd., dated May 26, 2004.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.


                                                      EMPS CORPORATION



Date: June 10, 2004                                   By: /s/ Mirgali Kunayev
                                                         -----------------------
                                                         Mirgali Kunayev,
                                                         Chief Executive Officer

                                       3